UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2013

AEROCENTURY CORP.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	94-3263974
(State or Other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

(650)-340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 9, 2013, the following matters were voted upon and approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders;

(1)	the election of two members to the Board of Directors;

(2)	the approval, in a non-binding vote, of the compensation of the Company's named executive officers as disclosed in the Proxy Statement;

(3)	the proposal to recommend, by non-binding vote, a frequency for future advisory votes on executive compensation; and

(4)	the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

The following is a summary of the voting results for each matter presented to the stockholders:

1.  Election of Directors:

Nominee	Votes for	Votes Withheld	Broker Non-votes
Neal D. Crispin	710,036	88,177	485,988
Evan M. Wallach	713,388	87,418	483,395

Messrs. Crispin and Wallach were each re-elected to serve a three-year term expiring at the 2016 Annual Meeting of Stockholders of the Company.

2.  Non-binding Advisory Vote Approving the Compensation of the Company's Named Executive Officers as Disclosed in the Proxy Statement:
Votes For	Votes Against	Votes Abstained	Broker Non-Votes
771,928	11,706	14,579	485,998

3.  Non-binding Advisory Vote on Frequency of Advisory Vote on Executive Officer Compensation;
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
561,513	4,596	221,793	10,311	485,988

4.  Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm;
Votes For	Votes Against	Abstain	Broker Non-Votes
1,269,879	3,232	11,090	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AEROCENTURY CORP.

Date: May 13, 2013	By:	/s/ Neal D. Crispin

Title: Chairman and CEO